AGREEMENT AND ASSIGNMENT OF
                               DISTRIBUTION RIGHTS

     THIS AGREEMENT AND ASSIGNMENT OF DISTRIBUTION RIGHTS (the "Assignment") is made and entered into as of the 31st day of August, 1998, by and among GEDA International Marketing Company Limited ("GIMCO") Farida Darbar ("Assignor"), Empyrean Diagnostics, Inc. ("Assignee") and Empyrean Diagnostic Ltd. as to paragraph 3 only.

                                   WITNESSETH:

     WHEREAS, Assignor is the owner of certain rights to two products as described on the attached Exhibit "A" of the GIMCO Agreement, conveyed to Assignor by GIMCO pursuant to that certain agreement for distribution dated April 29, 1997 (the "Distribution Agreement"),which is attached to this Assignment as Attachment "A" and made a part of it; and

     WHEREAS, Assignor desires to sell and assign, and Assignee desires to purchase and accept, all of Assignor's interest in the Distribution Agreement (hereinafter, the "Interest"); and

     WHEREAS, GIMCO wishes to consent to this Assignment and to the transfer of Assignor's rights in the Interest.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows;

     1. ASSIGNMENT OF INTEREST. Assignor hereby sells and assigns to Assignee, and Assignee hereby buys and accepts from Assignor, the Interest. Assignee agrees to be bound by the terms of the Distribution Agreement and to assume the obligations of the Assignor thereunder.

     2. CONSENT OF GIMCO. By executing this Assignment, GIMCO hereby consents to the Assignment and to the transfer of Assignor's rights in the Interest and the assumption of its obligations pursuant hereto.

     3. CONSIDERATION FOR ASSIGNMENT. In consideration for the rights which Assignee shall receive pursuant to this Assignment: (a) Empyrean Diagnostics, Ltd, shall transfer to Assignor one hundred thousand (100,000) shares of its restricted common stock (the "Stock"); and (b) Assignee shall pay to Assignor five percent (5%) of all net sales of the products in Canada pursuant to the Distribution Agreement. Royalties to be paid quarterly, 30 days after the end of each quarter. "Net sales" shall be defined as the total gross sales of the products to be sold pursuant to the Distribution Agreement at the invoice selling price, net of normal and reasonable cash, trade and quantity discounts and returns for credit, and without deductions for costs incurred in manufacturing, selling, distributing or advertising or for uncollectible accounts.

     4. STOCK ACQUIRED FOR INVESTMENT PURPOSES. Assignor understands that the Stock which shall be issued pursuant to this Assignment is being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended. Assignor warrants and represents that the Stock is being acquired by Assignor solely for Assignor's own account, for investment purposes only, and is not being purchased and accepted with a view to or for the resale, distribution, subdivision or fractionalization thereof. Assignor shall execute a subscription agreement in a form substantially similar to the subscription agreement attached hereto as Attachment "B" for the purpose of documenting Assignor's status as an investor in the Stock.

     5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6. ARBITRATION. Any action or proceeding arising out of or relating to this Assignment shall be submitted by the parties to binding arbitration before the American Arbitration Association in the County of Los Angeles. The arbitrator shall have the authority to permit discovery upon request of a party and shall render his decision in accordance with the law of the state of California. The cost of the arbitration shall be shared equally. The arbitration award issued by the arbitrator may be enforced in any court having jurisdiction over the subject matter of the controversy.

     7. NOTICES. All notices, demands, requests, consents, approvals or other communications ("notices") given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/ overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the parties at the addresses set forth in the signature section of this Assignment or to such other address as to which any party hereto may have notified the others in writing.

     8.  HEADINGS.   The  section  and  paragraph  headings  contained  in  this
Assignment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Assignment.

     9. FACSIMILE SIGNATURES/COUNTERPARTS. For the convenience of the parties to this Assignment, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreernent of the parties as one and the same instrument.

     10. ENFORCEABILITY. If any provision of this Assignment or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Assignment and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

     11. ENTIRE AGREEMENT. This Assignment, including the Attachments hereto, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Assignment and the Attachments hereto. This Assignment may be modified only by a written instrument signed by each of the parties.

     IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above written.

                                    "GIMCO"
                                    GEDA International Marketing Company Limited


                                    By: /s/ David Thornburg
                                        ------------------------------------
                                    Address:


                                    "ASSIGNOR"
                                    Farida Darbar



                                    By: /s/ Farida Darbar
                                        ------------------------------------
                                    Address:
                                    155 Leighland Avenue
                                    Oakviile, Ontario, Canada L6H 1B3

                                    "ASSIGNEE"
                                    Empyrean Diagnostics, Inc.


                                    By: /s/ Stephen Hayter
                                        ------------------------------------
                                    Address:
                                    2238 West Lone Cactus Drive, Suite 200
                                    Phoenix, Arizona 85027


                                    Empyrean  Diagnostics, Ltd., as to paragraph
                                    3 only


                                    By: /s/ Stephen Hayter
                                        ------------------------------------
                                    Address:
                                    885 West Georgia Street, Suite 1480,
                                    Vancouver; British Columbia

                             REQUIREMENTS AGREEMENT

     This Requirements Agreement (the "Agreement") is entered into on the 29 day of April 1997 by and between Geda International Marketing Co., Ltd., c/o Pindling & Co., Wave Crest House, West Bay Street, Nassau, Bahamas (the "Seller"), Empyrean Diagnostics Inc., 348 East Middlefield Road, Mountain View, California 94043 (the "Purchaser"), and, as to section 15 only, Empyrean Diagnostics, Ltd. (the "Parent") based upon the following:

                                    RECITALS

     A. The Seller is the manufacturer of the products which are included on Exhibit "A' to this Agreement and made a part of it by this reference (hereinafter, the "Products").

     B. The Purchaser wishes to exclusively market the Products in markets not already assigned by the Seller and the Seller wishes to gain access to these markets through the Purchaser.

     THEREFORE, the Seller and the Purchaser agree as follows:

                                    AGREEMENT

1. TERM.

     The term of this Agreement shall begin on the date of its execution and shall continue for a period of ten (10) years (the "Initial Term"). The Purchaser shall have the option to renew this Agreement for one 10 year period, provided that the Purchaser has, during the second year of the Initial Term, purchased the Minimum Requirement, as defined in section 3 below, for each Region.

2. TERRITORY.

     2.1 REGIONS. The Purchaser shall be entitled to exclusively sell and distribute the Products in the following Regions: Region I shall consist of Russia and all of the countries of the former Soviet Union; Region 2 shall consist of Argentina, Uruguay, Chile and Peru, so long as a joint venture agreem ent for the sale of the Products is entered into by and among Seller, Purchaser and BICI Internacional S.A. de C.V.; Region 3 shall consist of India; Region 4 shall consist of Germany, Switzerland, Austria and Liechtenstein; Region 5 shall consist of China, and Region 6 shall consist of Indonesia. If the Products must be approved or qualified for sale in any place or country included in a Region, then the Purchaser, at its sole cost and expense, shall obtain from the proper authorities of the country or place included in the Region all registrations, licenses and approvals required for the import, sale and distribution of the Products. In that regard, the Seller shall allow the Purchaser access and use of any and all data collected regarding the testing and use of the Products. If an approval or qualification for sale is not obtained for the place or country within 24 months from the date of this Agreement, then Seller may, upon written notice to Purchaser, remove the country or place from the definition of the Region; PROVIDED, HOWEVER, that if the Minimum Requirement for the Region (as defined in section 3 below) has been purchased by the Purchaser during the second year of the Initial Term, then the Seller shall not be entitled to remove the country or place from the definition of the Region.

     2.2 RIGHT OF FIRST REFUSAL. The Seller hereby grants to the Purchaser a right of first refusal to supply the Products to any place or country not included in the Regions, with the exception of Canada, Mexico, Dominican Republic, South America (except for those countries included in Region 2), Africa, Spain, Italy, United States, Taiwan, Hong Kong and the Philippines, if the Seller decides to transfer, sell, license or assign such rights. The Seller shall not transfer, sell, license or assign, or in any other way dispose of the right to sell the Products in any such place or country unless the Seller shall first have given written notice to the Purchaser of its intention to do so (hereinafter "Notice") and follows the procedures hereinafter set forth.

     2.3 NOTICE OF PURCHASE OR TRANSFER. The Notice shall be accompanied by a copy of any proposed purchase, license, assignment or transfer document, or if none, a summary of the purchase, license, assignment or transfer proposal (hereinafter the "Acquisition Documents") which documents must name the proposed transferee and specify the price and the terms of payment.

     2.4 OPTION TO ACQUIRE. For 30 days following the receipt of the Notice and Acquisition Documents by the Purchaser, the Purchaser shall have the option to acquire the rights proposed to be transferred at the greater of. (i) the price stated in the Notice and Acquisition Documents, or (ii) U.S.$50,000, or at any other price agreed to by the Purchaser and the Seller. If the Purchaser does not elect to acquire the rights during the 30 day period following the Purchaser's receipt of the Notice and Acquisition Documents, then, the Seller may transfer the rights to the proposed transferee on the terms and conditions set forth in the Acquisition Documents.

3. MINIMUM REQUIREMENT

     The Seller and the Purchaser anticipate that it will take approximately 12 months to obtain approvals or qualifications to sell the Products in the various countries or places within the Regions. Therefore, the Purchaser shall not be required to purchase the Minimum Requirement during the first year of the Initial Term. Beginning with the second year of the Initial Term, the Purchaser shall purchase from the Seller and the Seller shall supply to the Purchaser, on a monthly basis, at least one container lot of each of the Products per Region. One container lot shall be equal to seventy-two 55 gallon drums.

4. SHIPPING.

     4.1 SHIPMENT UPON RECEIPT OF PURCHASE ORDER. Within 30 days of receipt of a purchase order from the Purchaser, the Seller shall ship the Products to the Purchaser in container lots, FOB Toronto. The Purchaser shall be responsible for the payment of loading, freight, shipping, insurance, duties, forwarding and handling charges, taxes, storage and all other charges applicable to shipment of the Products after they are delivered by the Seller to Toronto. The Purchaser shall assume all risk of loss for the Products upon safe delivery by the Seller to Toronto, except any such loss which is directly attributable to any act or omission on the part of the Seller prior to delivery to Toronto.

     4.2 LICENSE TO MANUFACTURE IF FAILURE TO SHIP. If for any reason, including force majeure as discussed in section 14 below, the Seller is unable to ship the Products within 30 days of receipt of a purchase order from the Purchaser, then the Seller shall license the manufacture of the Products for a term agreeable to the parties and shall receive, in exchange for such license, an agreed upon royalty amount which shall be computed on the net sales of the Products in the Regions.

5. PRICE.

     The price paid by the Purchaser to the Seller for the Products shall be U.S.$3.60 per liter F.O.B. Toronto. This price shall be firm for a period of 24 months, beginning with the second year of the Initial Term, and may not be increased after that period unless mutually agreed to by the Seller and the Purchaser. If the price is increased after the above-referenced 24 month period, it shall not be increased by more than 2% per year. All prices exclude VAT and federal, state or local taxes which are properly attributable to the Products and which shall be added to the price or billed separately to the Purchaser where the Seller has the legal obligation to collect the taxes or fees. Unless otherwise agreed to in writing by the Seller, terms of payment for the Products shall be by letter of credit, 50% of the invoice price to be paid at the time the letter of credit is placed and the remaining 50% to be paid at the time the order is delivered for shipment.

6. PRODUCT ACCESSORIES/LABELING.

     6.1 ACCESSORY SUPPLIERS. The Seller shall provide to the Purchaser a list of suppliers to provide accessories for use with the Products, such as tubes, applicators and boxes. The Seller may, but is not required to, purchase the accessories from the list of suppliers provided.

     6.2 LABELING AND PACKAGING. The Purchaser shall develop all artwork for labeling and packaging the Products. Except as provided in this Agreement, neither party shall use any trademark, trade name or logo belonging to the other party or any confusingly similar trademark, trade name or logo during or after the term of this Agreement. Upon termination of this Agreement, each party shall cease any and all use of the trademarks, trade names and logos of the other party.

7. NOTICE OF DEFECTIVE PRODUCTS.

     The Purchaser shall notify the Seller of any claimed defect in a shipment of the Products within 30 days after the discovery of such defect by the Purchaser. The notice shall include the lot number of the Products, as well as the number and date of the invoice and shall be accompanied by samples of the shipment. The Purchaser shall be entitled, at the expense of the Seller, to obtain a replacement of the defective Products. If the Seller wishes to have the Purchaser return the defective Products, the Seller shall be solely responsible for the cost of such return.

8. INDEMNITY.

     8.1 SELLER'S INDEMNITY. The Seller shall indemnify and hold the Purchaser harmless from any and all claims, liabilities, judgments, losses, damages, costs and expenses (including reasonable attorney's fees) incurred by or asserted against the Purchaser by any person or entity as a result of any injury, illness, death, property damage or other loss or damage arising from a defect in the Products or resulting from the negligence, fault or wrongful activity of the Seller. The Purchaser shall give the Seller written notice of any such claim, action, suit or proceeding immediately upon the Purchaser's receipt of notice thereof The Purchaser shall cooperate fully and promptly with the Seller in defending or otherwise resolving any such claims, actions, suits and proceedings.

     8.2 PURCHASER'S INDEMNITY. The Purchaser shall indemnify and hold the Seller harmless from any and all claims, liabilities, judgments, losses, damages, costs and expenses (including reasonable attorney's fees) incurred by or asserted against the Seller by any person or entity as a result of any injury, illness, death, property damage or other loss or damage arising from negligent or willful misconduct by the Purchaser, its employees, agents or representatives. Without limiting the generality of the foregoing, the Purchaser shall indemnify, defend and hold the Seller harmless from and against any liability, cost and expense of any nature caused by the Purchaser's improper storage, alteration, handling or uses of the Products or any statements, representations, warranties, or advertisements concerning the Products which exceed in scope or are different in meaning from the statements made by the Seller in its own literature.

9. INSURANCE.

     The Seller shall maintain insurance coverage issued by one or more insurance companies, with Best Rating B+ or higher, adequate to cover the claims, liabilities, judgments, losses, damages, costs and expenses (including reasonable attorney's fees) indemnified in section 8. In no event shall the amount of insurance coverage be less than U.S. $2,500,000. Subject to the Seller maintaining such insurance, the Seller shall have full control of any such claims, actions, suits and proceedings, and the Purchaser shall promptly tender defense thereof to the Seller and the Purchaser shall not settle or compromise any such claim, suit, action or proceeding without the prior consent of the Seller.

10. TERMINATION.

     10.1 RIGHTS TO TERMINATE. Except as otherwise provided herein, either party may terminate this Agreement immediately upon written notice to the other party if the other party (i) shall become insolvent, make a general assignment for the benefit of its creditors, have a receiver or manager appointed or otherwise commence or become the subject of, any action relating to bankruptcy, insolvency, reorganization, dissolution or winding up; (ii) ceases to function as a going concern or conduct its operations in the normal course of business as currently conducted; (iii) is convicted of or pleads guilty or no contest to a charge of violating any law relating to its business or engages in any act which materially impairs the goodwill associated with the Products or with the Seller's trademark, trade name or logo; or (iv) either patty shall fail to substantially perform its obligations under this Agreement. In the event a party fails to substantially perform its obligations under this Agreement, the non-breaching party shall give notice of termination in writing to the breaching party and the breaching party shall have thirty (30) days in which to correct the breach. If the breaching party fails to correct the breach within such thirty (30) day period, this Agreement shall terminate.

     10.2 ACCEPTANCE OF ORDERS NOT RENEWAL. In the event of the termination or expiration of this Agreement, acceptance by the Seller of any orders from the Purchaser after termination of this Agreement shall not constitute a renewal of this Agreement or a waiver of the right of either party to treat this Agreement as terminated.

     10.3 CONDUCT AFTER TERMINATION. The Seller shall deliver all Products ordered by the Purchaser and accepted by the Seller prior to termination, and the Purchaser shall accept and pay for all Products ordered by it under purchase orders issued by it and accepted by the Seller prior to the date of termination. Termination shall not relieve and release either party from its obligations to make any other payment which may be owing to the other party under the terms of this Agreement or from any other liability which either may have to the other arising out of this Agreement or breach of this Agreement.

11. INFRINGEMENT.

     The Seller warrants that, to the best of its knowledge, the Purchaser's offer for sale and the sale of the Products as they exist on the date of this Agreement does not infringe any patent or other intellectual property right of another. In the event an infringement claim is commenced or threatened against the Seller or the Purchaser in any country or place in any Region, the Seller shall indemnify and hold the Purchaser harmless from any and all losses, damages, costs and expenses awarded against or incurred by the Purchaser arising from the infringement claim. The Purchaser shall give to the Seller written notice of an infringement claim immediately upon the Purchaser's receipt of notice thereof The Purchaser shall cooperate fully and promptly with the Seller in defending or otherwise resolving any such claims, actions, suits and proceedings. The Seller may elect to have full control of any litigation relating to any infringement claims, and the Purchaser shall promptly tender defense thereof to the Seller. The Purchaser shall not settle or compromise any such claim, suit, action or proceeding without the consent of the Seller.

12. CONFIDENTIAL INFORMATION.

     12.1 AGREEMENT TO KEEP INFORMATION CONFIDENTIAL. The Purchaser and the Seller each acknowledge that during the terms of this Agreement, such party will learn information that the other party considers confidential and secret, including, but not limited to, inventions, research and development technology, formulations, methods and procedures, price lists, marketing plans, discount sheets, trade secrets, technical information, physical specimens, models and technical specimens and specifications related to the Products (collectively, the "Confidential Information"). Each party shall keep the other party's Confidential Information secret and confidential and agrees not to disclose, furnish, communicate or make such Confidential Information accessible to any third party or to use it in any way for such party's own or another's benefit, or permit the Confidential Information to be used in competition with the other party. Specifically, but not by way of limitation, the Purchaser agrees that during the Initial Term of this Agreement (and any renewals thereof) and for a period of two years following the expiration of this Agreement, it will keep confidential the Seller's confidential information relating to the formulation of the Products and any other proprietary information which the Seller may reveal to the Purchaser, unless such information is generally known or has been published or released for circulation to the public or unless the Purchaser is required to disclose such confidential information under law, subpoena or regulatory process, in which case such disclosures shall not breach this Agreement. Furthermore, during the Initial Term of this Agreement (and any renewals thereof) and for a period of two years following the expiration of this Agreement the Purchaser shall not manufacture the Products (except pursuant to a license from the Seller) nor shall the Purchaser, any subsidiary of the Purchaser or any individual, partnership, corporation or other entity related to or associated with the Purchaser, manufacture, purchase or market any similar or competing product. Both the Seller and the Purchaser shall require its agents and employees to agree to be bound by the terms of this section 12. Each party shall refrain from all actions and omissions that would reduce the value of the other party's Confidential Information.

     12.2 INFORMATION THAT IS NOT CONFIDENTIAL. The definition of Confidential Information shall exclude information that: (1) is in the public domain at the time of disclosure to the other party or, without a breach of this section 12 by such party, later becomes part of the public domain-, (ii) the receiving party can verify by written records kept in the ordinary course of business was in its lawful possession prior to its disclosure by the other party; or (iii) is received by one party from a third party without a breach of confidentiality owed by the third party to the other party to this Agreement

     12.3 SURVIVAL OF TERMINATION OF AGREEMENT. The obligation of the parties to keep the other party's Confidential Information confidential shall survive the termination or expiration of this Agreement. Each of the parties shall immediately return all copies of any written Confidential Information received by it upon expiration or termination of this Agreement.

     12.4 BREACH CAUSES IRREPARABLE HARM. Each party acknowledges that its failure to maintain the other party's Confidential Information confidential may result in immediate and irreparable damage to the other party. Therefore, each party shall be entitled to such equitable relief, in addition to any damages, as any court of competent jurisdiction may deem proper to enforce the provision of this section 12.

13. RIGHT TO ACQUIRE.

     13.1 RIGHT OF FIRST REFUSAL. The Seller hereby grants to the Purchaser a right of first refusal to purchase or license the rights to own and/or manufacture the Products if the Seller decides to transfer, sell, license or assign such rights. The Seller shall not transfer, sell, license or assign, or in any other way dispose of the formula for the Products or any right or interest in the Products unless the Seller shall first have given written notice to the Purchaser of its intention to do so (hereinafter "Notice") and follows the procedures hereinafter set forth.

     13.2 NOTICE OF PURCHASE OR TRANSFER. The Notice shall be accompanied by a copy of any proposed purchase, license, assignment or transfer document, or if none, a summary of the purchase, license, assignment or transfer proposal (hereinafter the "Acquisition Documents") which documents must name the proposed transferee and specify the price and the terms of payment.

     13.3 OPTION TO ACQUIRE. For 30 days following the receipt of the Notice and Acquisition Documents by the Purchaser, the Purchaser shall have the option to acquire the rights proposed to be transferred at the price and on the terms stated in the Notice and Acquisition Documents. If the Purchaser does not elect to acquire the rights during the 30 day period following the Purchaser's receipt of the Notice and Acquisition Documents, then, the Seller may transfer the rights to the proposed transferee on the terms and conditions set forth in the Acquisition Documents.

14. FORCE MAJURE.

     Neither party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performing or failure to perform any obligations hereunder to the extent that such delay or failure was due to any force majeure of which it has notified the other party, and the time of performance of that obligation shall be extended accordingly. If the force majeure in question prevails for a continuous period in excess of 30 days, the parties shall enter into bona fide discussions with a view to alleviating its effects or to agree to such alternative arrangements as may be fair and reasonable. Without prejudice to the generality of the foregoing, the following, without limitation, shall be regarded as force majeure: acts of God, explosions, floods, tempest, fires or accidents, war or threat of war, acts, restrictions or regulations of any government or governmental agency, import or export regulations or embargoes, strikes or other labor troubles, difficulties in obtaining raw materials, power failure or breakdowns in machinery or any other cause beyond the control of, or occurring without the fault of, the party asserting the force majeure.

15. CONSIDERATION.

     The Seller is aware that the Purchaser may not be able to obtain the registrations, licenses and approvals required in a Region (or from one or more countries comprising a Region) for the import, sale and distribution of the Products. The Seller, therefore, agrees that the Purchaser shall pay to the Seller, for the rights transferred pursuant to this Agreement, the following:

     (i) upon execution of this Agreement, the Purchaser shall pay to the Seller, in cash, the sum of U. S. $33,333 per Region, for an aggregate of U. S. $199,998;

     (ii) upon the Purchaser receiving a valid registration, license or approval to import, sell and distribute the Products in a Region, the Parent shall issue to the Seller, from its capital stock, 14,900 shares. If a Region is comprised of more than one country, the Purchaser must have received a valid registration, license or approval to import, sell and distribute the Products to at least one country comprising the Region.

If, for any reason whatsoever, the Purchaser is unable to obtain permission or acquire the necessary registration, license or approval to sell the Products in a Region, the Seller will refund to the Purchaser, after the first 12 months of the Initial Term and within 30 days of written notice being given by the

Purchaser, the sum of U.S.$33,333 and the Purchaser shall release to the Seller all rights it has acquired by this Agreement relating to the sale of the Products in the Region.

     The Seller is aware that, pursuant to the securities laws of the territory of Vancouver, the stock of the Parent may not be sold or transferred for a period of one year from the date its issuance is authorized.

16. MISCELLANEOUS.

     16.1 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of California.

     16.2 VENUE AND JURISDICTION. Any action or proceeding arising out of or relating to this Agreement shall be determined by binding arbitration or trial in such jurisdiction and by such means (arbitration or trial) as shall be determined by the defendant. Each party shall generally and unconditionally accept jurisdiction and venue as set forth herein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

     16.3 NOTICES. All notices, demands, requests, consents, approvals or other communications ("Notices") given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), or by telex or facsimile transmission (which forms of Notice shall be deemed delivered upon confirmed transmission), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the parties at the addresses set forth in the introductory section of this Agreement or to such other address as to which any party hereto may have notified the others in writing.

     16.4 SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement,

     16.5 COUNTERPARTS AND FACSIMILES. For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the Parties as one and the same instrument.

     16.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and application of such provision to the other party or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law.

     16.7 ENTIRE AGREEMENT, MODIFICATION. This Agreement including the Exhibits hereto, embodies the entire agreement and understanding among the Parties hereto 'With respect to the subject matter hereof, and supersedes all prior agreements and understandings related thereto. The Parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement and the Exhibits hereto. This Agreement may be modified only by a written instrument signed by each of the Parties.

     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Requirements Agreement to be executed as of the date first above written.

                                        "SELLER"
                                        Geda International Marketing Co., Ltd.


                                        By: /s/ David Thornburgh
                                            ------------------------------------
                                            David Thornburgh, M.D., President,
                                            CEO & Director


                                        By: /s/ Ricardo Sabates
                                            ------------------------------------
                                            Ricardo Sabates, M.D. Vice President
                                            & Director


                                        By: /s/ Frank Malagon
                                            ------------------------------------
                                            Frank Malagon, PhD, Chairman &
                                            Director


                                        "PURCHASER"
                                        Empyrean Diagnostics Inc.


                                        By: /s/ Stephen Hayter
                                            ------------------------------------
                                            Stephen Hayter

As to section 15 only.

                                        "PARENT"
                                        Empyrean Diagnostics, Ltd.


                                        By: /s/ Stephen Hayter
                                            ------------------------------------

                                    EXHIBIT A

                                    PRODUCTS


1. Geda Lotion is a microbicide lotion which has Aloe Vera in it for use with medical gloves as well as all other pertinent uses of a microbicide for stopping the transmission of cummunicable diseases, such as chlamydia, trichomonas, herpes, and hepatitis B, through touch or bodily contact; its remedial ability is to alleviate and to suppress various types of fungi, bacterial and virus transmission to the user when applied correctly to all parts of the human body.

2. Geda+ is a vaginal contraceptive gel that destroys various sexually transmitted microorganisms such as chlamydia, trichomonas, herpes, and hepatitis B and effectively kills the HIV virus.